UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 13, 2015

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

 (702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 13, 2015, following the approval of our Board of Directors and the written consent of the holders of 4,546,442 shares of our Series A Convertible Preferred Stock (“Series A Stock”), we filed a Certificate of Amendment to the Certificate of Designation designating the Series A Stock with the Secretary of State of the State of Nevada.

Pursuant to the Certificate of Amendment, the conversion price of the Series A Stock was amended to remove the variable conversion feature from it, so that the Series A Preferred Stock will simply convert into common stock at a price of $.02 per share, instead of the lower of $.02 per share and 70% of the volume weighted average of the trading price of our common stock in the 20 days preceding the date of conversion.

After giving effect to the filing of the Certificate of Amendment, we had 97,326,586 shares of common stock outstanding, and 257,622,100 additional shares of common stock issuable upon conversion of 5,152,442 shares of Series A Stock currently outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: March 13, 2015

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer